For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2017 FIRST QUARTER RESULTS

PHOENIX, August 9, 2016 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first fiscal quarter ended July 2, 2016.
Financial highlights include the following:

•
Net revenue for the first quarter of fiscal year 2017 totaled $185.1 million, up 14.5% from $161.7 million for the first quarter of fiscal year 2016. The increase was primarily from 17.0% higher sales volume, as the Company sold 3,395 homes this quarter compared to 2,902 homes during last year's first fiscal quarter. The current quarter contains one additional month of Fairmont Homes operations versus the same quarter last year, as Fairmont Homes was purchased by the Company on May 1, 2015.

•
Income before income taxes was $8.4 million for the first quarter of fiscal 2017, a 2.3% decrease from $8.6 million income before income taxes in the comparable quarter last year. Income before income taxes in the factory-built housing segment increased $2.7 million over the same period last year. The increase was primarily from improved operating leverage from higher home sales during the quarter. Income before income taxes in the financial services segment, comprised of the mortgage and insurance subsidiaries, decreased $2.9 million from the same period last year. The net decline was directly caused by high claims volume at the Company's insurance subsidiary generated by multiple unusually severe storms in Texas. While claims activity typically spikes in April and May, a prime season for storm activity in the area, the severity and occurrence of hail and wind storms and the damage to insured homes were considerably greater this year as compared to last year. Losses from these events were somewhat mitigated by reinsurance contracts.

•	Net income was $5.4 million for the first quarter of fiscal year 2017, consistent with net income of $5.4 million in the same quarter of the prior year.

•
Net income per share for the first quarter of fiscal 2017, based on basic and diluted weighted average shares outstanding, was $0.61 and $0.60, respectively, consistent with net income per share of $0.61 and $0.60, respectively, for the comparable quarter last year.

Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "Overall housing demand continued to improve during the quarter, as reflected in the higher sales volume we are pleased to report. Although significant insurance claims activity from unpredictably extreme weather adversely impacted our financial services segment's results this quarter, the long-term prospects for this business remain positive. We look forward to the improved market opportunities available to our businesses and expect to continue to benefit from them during the fiscal year."
Cavco’s management will hold a conference call to review these results tomorrow, August 10, 2016, at 1:00 PM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes and Chariot Eagle. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Custom Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage backed securities issuer and offers conforming mortgages, non-conforming mortgages and chattel loans to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions, including the recent acquisitions of Fairmont Homes and Chariot Eagle, and any future acquisition or the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; extensive regulation affecting manufactured housing; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2016 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	July 2, 2016	April 2, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$102,494	$97,766
Restricted cash, current	10,133	10,218
Accounts receivable, net	28,329	29,113
Short-term investments	9,419	10,140
Current portion of consumer loans receivable, net	22,513	21,918
Current portion of commercial loans receivable, net	5,037	3,557
Inventories	94,796	94,813
Prepaid expenses and other current assets	23,908	22,196
Deferred income taxes, current	9,216	8,998
Total current assets	305,845	298,719
Restricted cash	1,097	1,082
Investments	29,108	28,948
Consumer loans receivable, net	65,921	67,640
Commercial loans receivable, net	22,070	21,985
Property, plant and equipment, net	56,105	55,072
Goodwill and other intangibles, net	80,297	80,389
Total assets	$560,443	$553,835
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,952	$18,513
Accrued liabilities	102,703	100,314
Current portion of securitized financings and other	5,742	6,262
Total current liabilities	127,397	125,089
Securitized financings and other	53,725	54,909
Deferred income taxes	20,678	20,611
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 40,000,000 shares authorized; Outstanding 8,970,314 and 8,927,989 shares, respectively	90	89
Additional paid-in capital	241,690	241,662
Retained earnings	115,629	110,186
Accumulated other comprehensive income	1,234	1,289
Total stockholders’ equity	358,643	353,226
Total liabilities and stockholders’ equity	$560,443	$553,835

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 2, 2016	June 27, 2015
Net revenue	$185,141	$161,668
Cost of sales	151,889	129,834
Gross profit	33,252	31,834
Selling, general and administrative expenses	24,687	22,659
Income from operations	8,565	9,175
Interest expense	(1,161)	(1,015)
Other income, net	1,026	472
Income before income taxes	8,430	8,632
Income tax expense	(2,987)	(3,247)
Net income	$5,443	$5,385

Comprehensive income:
Net income	$5,443	$5,385
Unrealized loss on available-for-sale securities, net of tax	(55)	(409)
Comprehensive income	$5,388	$4,976

Net income per share:
Basic	$0.61	$0.61
Diluted	$0.60	$0.60
Weighted average shares outstanding:
Basic	8,937,265	8,863,648
Diluted	9,085,042	9,020,261

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	July 2, 2016	June 27, 2015
Net revenue:
Factory-built housing	$172,486	$147,546
Financial services	12,655	14,122
Total net revenue	$185,141	$161,668

Income (loss) before income taxes:
Factory-built housing	$10,738	$8,004
Financial services	(2,308)	628
Total income before income taxes	$8,430	$8,632

Capital expenditures	$1,890	$526
Depreciation	$854	$745
Amortization of other intangibles	$92	$189

Total factory-built homes sold	3,395	2,902

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